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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-119156 of Tower Automotive, Inc. on Form S-3 of our reports dated March 4, 2004, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003. Our report on the 2003 and 2002 consolidated financial statements expresses an unqualified opinion and includes explanatory paragraphs relating to: (i) the change in the Company's method of accounting for certain variable interest entities and the change in the Company's method of accounting for goodwill and (ii) the application of procedures relating to certain disclosures of financial statement amounts related to the 2001 consolidated financial statements that were audited by other auditors who have ceased operations and for which we have expressed no opinion or other form of assurance other than with respect to such disclosures.

We also consent to the reference to us under the headings "Summary Historical Consolidated Financial Data" and "Experts" in the Prospectus which is part of the Registration Statement.



/S/ DELOITTE & TOUCHE LLP
    DETROIT, MI
    DECEMBER 14, 2004